April 11, 2014

Mr. Lorenzo Lamadrid

Re:	Extension of Consulting Agreement

Dear Lorenzo:

This letter relates to your consulting agreement with us dated May 30, 2006, as amended on August 15, 2010. The term of the consulting agreement expired on December 31, 2013. By execution of this letter, you acknowledge and agree that the term of the consulting agreement shall be extended to December 31, 2014, and shall be automatically renewed for successive one year terms on each anniversary of such date, unless written notice of nonrenewal is delivered by the Company to you at least 30 days before the end of the then current term. This letter does not affect any other terms of your consulting agreement as previously amended. If you have any questions regarding this matter, please let me know.

SYNTHESIS ENERGY SYSTEMS, INC.

___/s/ Robert Rigdon_________________

Robert Rigdon

President and Chief Executive Officer

ACKNOWLEDGED AND AGREED

as of April 11, 2014

___/s/ Lorenzo Lamadrid_______________

Lorenzo Lamadrid